Filed pursuant to Rule 433 (d)
Registration Statement No. 333-131637

PRELIMINARY TERM SHEET

Renaissance Mortgage Acceptance Corp. 2006-3 Home Equity Loan Asset-Backed Notes, Series 2006-3 $800,253,000 Offered Notes (Approximate)

Delta Funding Corporation (Originator) Renaissance REIT Investment Corp. (Seller) Renaissance Mortgage Acceptance Corp. (Depositor)

Computational Materials for RAMC 2006-3

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. - All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

Structure Overview

To 10% Optional Termination
Offered Notes
Class	Approx. Size ($) (1)(2)	Type	Coupon Type	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s)
AV-1	56,800,000	Senior / Sequential	Floating	1.00	1 - 27	December 2008	November 2036	AAA/Aaa
AV-2	23,500,000	Senior / Sequential	Floating	3.00	27 - 47	August 2010	November 2036	AAA/Aaa
AV-3	29,700,000	Senior / Sequential	Floating	6.29	47 - 103	April 2015	November 2036	AAA/Aaa
AF-1	194,300,000	Senior / Sequential	Fixed	0.90	1 - 19	April 2008	November 2036	AAA/Aaa
AF-2	116,400,000	Senior / Sequential	Fixed	2.00	19 - 30	March 2009	November 2036	AAA/Aaa
AF-3	82,200,000	Senior / Sequential	Fixed	3.00	30 - 46	July 2010	November 2036	AAA/Aaa
AF-4	68,400,000	Senior / Sequential	Fixed	5.00	46 - 81	June 2013	November 2036	AAA/Aaa
AF-5	46,694,000	Senior / Sequential	Fixed	8.40	81 - 103	April 2015	November 2036	AAA/Aaa
AF-6	56,444,000	Senior / NAS	Fixed	6.58	38 - 103	April 2015	November 2036	AAA/Aaa
M-1	25,988,000	Subordinate	Fixed	5.71	38 - 103	April 2015	November 2036	AA+/Aa1
M-2	24,338,000	Subordinate	Fixed	5.71	37 - 103	April 2015	November 2036	AA/Aa2
M-3	14,438,000	Subordinate	Fixed	5.71	37 - 103	April 2015	November 2036	AA-/Aa3
M-4	14,025,000	Subordinate	Fixed	5.71	37 - 103	April 2015	November 2036	A+/A1
M-5	11,963,000	Subordinate	Fixed	5.71	37 - 103	April 2015	November 2036	A/A2
M-6	10,313,000	Subordinate	Fixed	5.71	37 - 103	April 2015	November 2036	A-/A3
M-7	9,075,000	Subordinate	Fixed	5.71	37 - 103	April 2015	November 2036	BBB+/Baa1
M-8	8,250,000	Subordinate	Fixed	5.71	37 - 103	April 2015	November 2036	BBB/Baa2
M-9	7,425,000	Subordinate	Fixed	5.71	37 - 103	April 2015	November 2036	BBB-/Baa3

Adjustable Rate Mortgage Loans	28% CPR
Fixed Rate Mortgage Loans	23% HEP

(1)	Note sizes are subject to a variance of +/- 5%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed.
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Structure Overview - Offered Notes

To Maturity
Class	Approx. Size ($) (1)(2)	Type	Coupon Type	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s)
Offered Notes
AV-1	56,800,000	Senior / Sequential	Floating	1.00	1 - 27	December 2008	November 2036	AAA/Aaa
AV-2	23,500,000	Senior / Sequential	Floating	3.00	27 - 47	August 2010	November 2036	AAA/Aaa
AV-3	29,700,000	Senior / Sequential	Floating	6.87	47 - 223	April 2025	November 2036	AAA/Aaa
AF-1	194,300,000	Senior / Sequential	Fixed	0.90	1 - 19	April 2008	November 2036	AAA/Aaa
AF-2	116,400,000	Senior / Sequential	Fixed	2.00	19 - 30	March 2009	November 2036	AAA/Aaa
AF-3	82,200,000	Senior / Sequential	Fixed	3.00	30 - 46	July 2010	November 2036	AAA/Aaa
AF-4	68,400,000	Senior / Sequential	Fixed	5.00	46 - 81	June 2013	November 2036	AAA/Aaa
AF-5	46,694,000	Senior / Sequential	Fixed	11.42	81 - 221	February 2025	November 2036	AAA/Aaa
AF-6	56,444,000	Senior / NAS	Fixed	6.74	38 - 219	December 2024	November 2036	AAA/Aaa
M-1	25,988,000	Subordinate	Fixed	6.31	38 - 185	February 2022	November 2036	AA+/Aa1
M-2	24,338,000	Subordinate	Fixed	6.28	37 - 177	June 2021	November 2036	AA/Aa2
M-3	14,438,000	Subordinate	Fixed	6.25	37 - 169	October 2020	November 2036	AA-/Aa3
M-4	14,025,000	Subordinate	Fixed	6.23	37 - 162	March 2020	November 2036	A+/A1
M-5	11,963,000	Subordinate	Fixed	6.19	37 - 155	August 2019	November 2036	A/A2
M-6	10,313,000	Subordinate	Fixed	6.15	37 - 148	January 2019	November 2036	A-/A3
M-7	9,075,000	Subordinate	Fixed	6.09	37 - 140	May 2018	November 2036	BBB+/Baa1
M-8	8,250,000	Subordinate	Fixed	6.02	37 - 132	September 2017	November 2036	BBB/Baa2
M-9	7,425,000	Subordinate	Fixed	5.91	37 - 122	November 2016	November 2036	BBB-/Baa3

Adjustable Rate Mortgage Loans	28% CPR
Fixed Rate Mortgage Loans	23% HEP

(1)	Note sizes are subject to a variance of +/- 5%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Transaction Summary
Transaction:	Renaissance Home Equity Loan Asset-Backed Notes, Series 2006-3.

Notes Offered:
The “Class A Notes” or “Senior Notes” will consist of the Class AV-1, Class AV-2, Class AV-3, Class AF-1 Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes. The “Subordinate Notes” will consist of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Notes. The Senior Notes and the Subordinate Notes are collectively referred to herein as the “Offered Notes.”

Group I Notes:	The “Group I Notes” will consist of the Class AV-1, Class AV-2 and Class AV-3 Notes.

Group II Notes:	The “Group II Notes” will consist of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes.

Floating Rate Notes:	The “Floating Rate Notes” will consist of the Group I Notes.

Fixed Rate Notes:	The “Fixed Rate Notes” will consist of the Group II Notes and Subordinate Notes.

Issuer:	Renaissance Home Equity Loan Trust 2006-3.

Originator:	Delta Funding Corporation.

Seller:	Renaissance REIT Investment Corp.

Servicer:	Ocwen Loan Servicing, LLC.

Master Servicer, Securities Administrator and Custodian:	Wells Fargo Bank, N.A.

Indenture Trustee:	HSBC Bank USA, National Association.

Swap Counterparty:	[TBD]

Servicing Fee:
With respect to each Payment Date, the Servicer will be entitled to a fee equal to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans (the “Servicing Fee”), plus any reimbursable amounts.

Master Servicing Fee:
With respect to each Payment Date, the Master Servicer will be entitled to a fee equal to 1/12 of 0.015% of the aggregate principal balance of the Mortgage Loans (the “Master Servicing Fee”). The fees of the Indenture Trustee and the Securities Administrator will be paid by the Master Servicer from the Master Servicing Fee.

Co-Lead Underwriters:	J.P. Morgan Securities Inc. and RBS Greenwich Capital.

Co-Manager:	Banc of America Securities LLC and Citigroup Global Markets Inc.

Pricing Date:	Week of September 4 , 2006.

Settlement Date:	On or about September 28, 2006.

Record Date:
For the Floating Rate Notes, the Business Day immediately preceding the Payment Date. For the Fixed Rate Notes, the last business day of the month preceding the month in which such Payment Date occurs.

Payment Date:	For the Offered Notes, the 25th of each month, or the next succeeding Business Day (First Payment Date: October 25, 2006).

Transaction Summary
Cut-Off Date:	For each Mortgage Loan in the mortgage pool on the Closing Date, the later of (i) the origination date of the Mortgage Loan or (ii) September 1, 2006.

Interest Accrual Period:
The interest accrual period with respect to the Floating Rate Notes for a given Payment Date will be the period beginning on the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date (on an actual/360 basis).
The interest accrual period for the Fixed Rate Notes with respect to any Payment Date will be the calendar month preceding such Payment Date (based on a 360-day year consisting of twelve 30-day months).

Accrued Interest:
The Floating Rate Notes will settle with no accrued interest. The Fixed Rate Notes will settle with accrued interest. The price to be paid by investors for the Fixed Rate Notes will include accrued interest from September 1, 2006, up to, but not including, the Settlement Date.

Delay Days:	0 days on the Floating Rate Notes. 24 days on the Fixed Rate Notes.

Rating Agencies:	Standard and Poor’s Rating Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).

Expected Ratings:	It is anticipated that the Offered Notes will be rated as follows:

Class	S&P	Moody’s
AV-1	AAA	Aaa
AV-2	AAA	Aaa
AV-3	AAA	Aaa
AF-1	AAA	Aaa
AF-2	AAA	Aaa
AF-3	AAA	Aaa
AF-4	AAA	Aaa
AF-5	AAA	Aaa
AF-6	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

Transaction Summary
Initial and Additional Mortgage Loans:
As of September 1, 2006, the aggregate scheduled principal balance of the mortgage loans described herein will be approximately $623,718,219, consisting of approximately (i) $540,924,685 of fixed-rate Mortgage Loans (the “Initial Fixed-Rate Mortgage Loans”) and (ii) approximately $82,793,533 of adjustable-rate Mortgage Loans (the “Initial Adjustable-Rate Mortgage Loans,” and together with the Initial Fixed-Rate Mortgage Loans, the “Initial Mortgage Loans”). See attached collateral descriptions for more information.

On or prior to the Closing Date, approximately $201,281,781 of additional mortgage loans having similar characteristics to the Initial Mortgage Loans will be added to the trust, consisting of (i) approximately $174,075,315 of additional fixed-rate Mortgage Loans (the “Additional Fixed-Rate Mortgage Loans”) and (ii) approximately $27,206,467 of additional adjustable-rate Mortgage Loans (the “Additional Adjustable-Rate Mortgage Loans,” and together with the Additional Fixed-Rate Mortgage Loans, the “Additional Mortgage Loans”). On the Closing Date, the Initial Mortgage Loans and the Additional Mortgage Loans will be the “Closing Date Mortgage Loans.”

Clearing:	DTC, Euroclear or Clearstream.

SMMEA Eligibility:	The Offered Notes will NOT constitute “mortgage related securities” for purposes of SMMEA.

ERISA Eligibility:	The Offered Notes are expected to be ERISA eligible.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Tax Status:	It is anticipated that for federal income tax purposes the Notes will be characterized as debt instruments.

Transaction Summary
Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee and (ii) the Master Servicing Fee.

Note Rate:
The monthly Note Rate for the Group I Notes on each Payment Date is the least of (i) the applicable formula rate, (ii) 14.00% and (iii) the related Available Funds Rate.

The formula rate for the Floating Rate Notes will be 1-Month LIBOR plus a margin which will be set at pricing.
The monthly Note Rate for the Fixed Rate Notes will be the fixed rate determined at the time of pricing.

After the Optional Redemption Date, if the Seller fails to exercise its right to redeem the Notes, the coupons on any then outstanding Notes will increase according to the following:

Class	After Optional Redemption Date
Class AV-1	LIBOR + 2 * Initial Margin
Class AV-2	LIBOR + 2 * Initial Margin
Class AV-3	LIBOR + 2 * Initial Margin
Class AF-1	Initial Coupon + [0.50]%
Class AF-2	Initial Coupon + [0.50]%
Class AF-3	Initial Coupon + [0.50]%
Class AF-4	Initial Coupon + [0.50]%
Class AF-5	Initial Coupon + [0.50]%
Class AF-6	Initial Coupon + [0.50]%
Class M-1	Initial Coupon + [0.50]%
Class M-2	Initial Coupon + [0.50]%
Class M-3	Initial Coupon + [0.50]%
Class M-4	Initial Coupon + [0.50]%
Class M-5	Initial Coupon + [0.50]%
Class M-6	Initial Coupon + [0.50]%
Class M-7	Initial Coupon + [0.50]%
Class M-8	Initial Coupon + [0.50]%
Class M-9	Initial Coupon + [0.50]%

Group I Available Funds Rate:
As to any Payment Date and the Group I Notes, a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the product of (x) a fraction, expressed as a percentage, the numerator of which is the amount of interest received on the Group I Mortgage Loans during the related Due Period minus (i) the servicing fee and master servicing fee with respect to each Group I Mortgage Loan and any other amounts reimbursable to the Seller, Depositor, Servicer, Master Servicer, Securities Administrator, Owner Trustee or Indenture Trustee and (ii) an amount equal to any net swap payment or swap termination payment, if any, payable by the Trust (other than swap termination payments resulting from a Swap Counterparty trigger event), and the denominator of which is the aggregate Note Balance of the Group I Notes immediately prior to such Payment Date, and (y) 12.

Transaction Summary
Basis Risk Shortfall Amount:
The “Basis Risk Shortfall Amount” for any Payment Date and Class of Notes is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class without regard to the related Available Funds Rate over (b) the amount of interest accrued on such Class based on the related Available Funds Rate and (ii) the unpaid portion of any related Basis Risk Shortfall Amount from the prior Payment Date together with accrued interest at the related Note Rate (without regard to the Available Funds Rate). Any Basis Risk Shortfall Amount will be paid on such Payment Date or future Payment Dates to the extent of funds available.

Credit Enhancement:
Credit Enhancement for the Notes will be provided by:
➢  Excess Interest
➢  Overcollateralization
➢  Subordination
Class A Notes are senior to the Subordinate Notes; Subordinate Notes with a higher numerical designation are subordinate to those Subordinate Notes with a lower numerical designation
➢  Net swap payments received from the Swap Counterparty (if any).

Credit Enhancement
Percentages:
Class	Rating	Initial Credit Enhancement	Target Credit Enhancement
Class A	AAA/Aaa	18.25%	36.50%
Class M-1	AA+/Aa1	15.10%	30.20%
Class M-2	AA/Aa2	12.15%	24.30%
Class M-3	AA-/Aa3	10.40%	20.80%
Class M-4	A+/A1	8.70%	17.40%
Class M-5	A/A2	7.25%	14.50%
Class M-6	A-/A3	6.00%	12.00%
Class M-7	BBB+/Baa1	4.90%	9.80%
Class M-8	BBB/Baa2	3.90%	7.80%
Class M-9	BBB-/Baa3	3.00%	6.00%

Transaction Summary
Senior Enhancement Percentage:
The “Senior Enhancement Percentage” for a Payment Date is equal to (i) the sum of (a) the aggregate note balance of the Subordinate Notes and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Excess Interest:
For each Payment Date, to the extent of funds available, the interest received or advanced on the Mortgage Loans plus net swap payments received under the Swap Agreement, if any, minus the sum of (i) the Servicing Fee and the Master Servicing Fee paid in respect of the Mortgage Loans, (ii) the current and unpaid interest and principal on the Class A Notes and current interest and principal on the Subordinate Notes and (iii) net swap payments due the Swap Counterparty, if any.

Overcollateralization Amount:
On any Payment Date, the “Overcollateralization Amount” will be the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate note balance of the Offered Notes after giving effect to the payment of principal on that Payment Date. On any Payment Date on which the Overcollateralization Amount does not equal the Required Overcollateralization Amount, Excess Interest, to the extent available, will be paid as principal to the Noteholders then entitled to payments of principal to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

OC Floor:	Means an amount equal to 0.50% of the aggregate principal balance of the Closing Date Mortgage Loans as of the related Cut-off Date.

Required Overcollateralization Amount:
On any Payment Date on which a Cumulative Loss Event or a Delinquency Event has not occurred, the Required Overcollateralization Amount is equal to:

(i)  prior to the Stepdown Date, 3.00% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date
(ii)  on or after the Stepdown Date, the greater of:
(a) the lesser of:
i.  3.00% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date; and
ii.  6.00% of the aggregate principal balance of the Mortgage Loans as of the end of the related Due Period; or
(b) the OC Floor.

On any Payment Date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding Payment Date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount will equal the lesser of (i) the Required Overcollateralization Amount as of the preceding Payment Date and (ii) 12.00% of the aggregate pool balance of the Mortgage Loans as of the end of the related Due Period. Under no circumstance shall the Required Overcollateralization Amount be less than the OC Floor.

Transaction Summary
Subordination Required Overcollateralization Amount:
On any Payment Date on or after the Stepdown Date on which a Delinquency Event is not in effect, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount determined without regard to the OC Floor minimum, otherwise, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount.

Delinquency Event:
A “Delinquency Event” shall have occurred and be continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans that are (a) 60+ days delinquent (including those mortgage loans that are in bankruptcy or foreclosure) or (b) REO properties, as of the last day of the related prepayment period and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period exceeds (ii) 43.85% of the Senior Enhancement Percentage.

Cumulative Loss Event:
A Cumulative Loss Event will be in effect if cumulative net losses as a percentage of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date exceed the applicable percentages below during the related period of time:

Payment Dates 25-36: 1.05% for the first month plus an additional 1/12th of 1.35% for each month thereafter.
Payment Dates 37-48: 2.40% for the first month plus an additional 1/12th of 1.60% for each month thereafter.
Payment Dates 49-60: 4.00% for the first month plus an additional 1/12th of 1.25% for each month thereafter.
Payment Dates 61-72: 5.25% for the first month plus an additional 1/12th of 0.90% for each month thereafter.
Payment Dates 73-84: 6.15% for the first month plus an additional 1/12th of 0.25% for each month thereafter.
Payment Dates 85 and
Thereafter: 6.40%

Trigger Event:	The continuance of either a Delinquency Event or a Cumulative Loss Event.

Stepdown Date:
The earlier to occur of
(i) the first Payment Date after the Payment Date on which the aggregate note balance of the Class A Notes has been reduced to zero and
(ii) the later to occur of
(x) the Payment Date occurring in October 2009 and
(y) the first Payment Date on which the Senior Enhancement Percentage is greater than or equal to 36.50%.

Transaction Summary
Subordination Increase Amount:	As to any Payment Date, the lesser of the Subordination Deficiency and Excess Interest.

Subordination Deficiency:
As to any Payment Date, the excess, if any, of the Required Overcollateralization Amount over the Overcollateralization Amount after giving effect to the payment of principal from the Mortgage Loans (but prior to the payment of any Subordination Increase Amount).

Excess Overcollateralization Amount:
As to any Payment Date, the lesser of (i) the principal payments received on the Mortgage Loans and (ii) the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount (assuming 100% of the principal payments received on the Mortgage Loans are paid to the Offered Notes).

Delinquency Advances:
For any month, if the Servicer receives a payment on a Mortgage Loan that is less than the full scheduled payment, or if no payment is received at all, the Servicer will advance its own funds to cover that shortfall. However, the Servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that Mortgage Loan. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Servicing Advances:
The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (a) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of that Mortgage Loan, (b) the costs of any judicial proceedings, including foreclosures and (c) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems such costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Due Period:
With respect to each Payment Date, the period from and including the second day of the month preceding the month of the applicable Payment Date to and including the first day of the month of that Payment Date.

Prepayment Period:
As to any Payment Date and any principal prepayment in full received on a mortgage loan, the period from the 16th day of the calendar month preceding the month in which that Payment Date occurs (or in the case of the first Payment Date, from the Cut-off Date) through the 15th day of the month in which that Payment Date occurs. As to any Payment Date and any principal prepayment in part received on a mortgage loan, the calendar month preceding that Payment Date.

Compensating Interest:
With respect to any Payment Date, the Servicer is obligated to offset any Prepayment Interest Shortfalls with Compensating Interest to the extent of its aggregate Servicing Fee. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Payment Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer.

Prepayment Interest Shortfalls:	With respect to any Payment Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments during the related Prepayment Period.

Allocation of Losses:
Losses not covered by other available credit enhancement will be allocated to the Subordinate
Notes in the reverse order of payment priority, first, to the Class M-9 Notes, second, to the Class M-8 Notes, third, to the Class M-7 Notes, fourth, to the Class M-6 Notes, fifth, to the Class M-5 Notes, sixth, to the Class M-4 Notes, seventh, to the Class M-3 Notes, eighth, to the Class M-2 Notes and ninth, to the Class M-1 Notes.

Transaction Summary
Swap Agreement:
On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date from the second Distribution Date through the 37th Distribution Date, the Trust will be obligated to pay the Swap Counterparty an amount equal to the product of (x) [ ]% divided by 12, and, (y) the swap notional amount, and the Trust will be entitled to receive from the Swap Counterparty an amount equal to the product of (x) One-Month LIBOR (as determined pursuant to the swap agreement), (y) the swap notional amount , and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations above will be paid by the appropriate party. To the extent that the Trust is obliged to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to certificateholders will be applied to make such payment. Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event. To the extent that the Swap Counterparty is obliged to make a swap payment to the Trust, any swap payment will be used according to the priorities set forth under Priority of Payments.

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

 Swap Schedule
Distribution Date	Scheduled Notional Swap Balance ($)	Distribution Date	Scheduled Notional Swap Balance ($)
1	N/A	20	46,257,000
2	105,810,000	21	44,176,000
3	101,060,000	22	42,189,000
4	96,523,000	23	40,189,000
5	92,189,000	24	25,917,000
6	88,050,000	25	24,550,000
7	84,096,000	26	21,267,000
8	80,319,000	27	20,310,000
9	76,711,000	28	19,396,000
10	73,265,000	29	18,523,000
11	69,973,000	30	17,689,000
12	66,830,000	31	16,893,000
13	63,827,000	32	16,132,000
14	60,958,000	33	15,406,000
15	58,219,000	34	14,712,000
16	55,602,000	35	13,960,000
17	53,102,000	36	2,161,000
18	50,715,000	37	2,019,000
19	48,435,000	38	0.00

Transaction Summary
Priority of Payments:
On each Payment Date, amounts in the payment account will be paid as follows:

1.    To pay the Swap Counterparty any net swap payment owed to the Swap Counterparty, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement.
2.    To pay interest on the Class A Notes on a pro rata basis based on the entitlement of such class, including any accrued Interest Carryover Shortfall Amounts from a prior Payment Date, (first from the related loan group, then from the other loan group if necessary), and then, excluding any accrued Interest Carryover Shortfall Amounts from prior Payment Dates, to pay interest to the Subordinate Notes, sequentially.
3.    To the Class A Notes, as described below, an amount up to the Senior Principal Payment Amount for the Payment Date, excluding any Subordination Increase Amount included in that amount.
4.    To the Subordinate Notes, to pay the respective Class M Principal Payment Amount, excluding any Subordination Increase Amount, sequentially, until each such class is reduced to zero.
5.    To the Offered Notes, the Subordination Increase Amount for the applicable Payment Date, allocated in the order of priority set forth in clauses 3 and 4 above.
6.    From Excess Interest, if any, to pay the Interest Carryover Shortfall Amounts and Principal Carryover Shortfall Amounts, in that order, on the Subordinate Notes, sequentially.
7.    From Excess Interest, if any, to pay the Basis Risk Shortfall Amounts, first, to the Class A Notes, on a pro rata basis, then sequentially, to the Subordinate Notes.
8.    From Excess Interest, if any, to pay interest accrued on any Principal Carryover Shortfall Amounts sequentially to the Subordinate Notes.
9.    To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.
10.      To pay any remaining amount to the Class N Notes and the Owner Trust Certificates in accordance with the Indenture.

Transaction Summary
Interest Carryover Shortfall:
As to any Class of Notes the sum of (i) the excess, if any, of the sum of (x) the interest accrued at the related Note Rate and (y) any outstanding Interest Carryover Shortfall with respect to that Class on the preceding Payment Date, over the amount in respect of interest that is actually paid to holders of such Class on the preceding Payment Date plus (ii) interest on such excess at the applicable Note Rate.

Principal Carryover Shortfall:
As to any class of Subordinate Notes and any Payment Date, the excess, if any, of (i) the sum of (x) the amount of reduction in the Class Note Balance of that class and (y) the amount of any reductions on prior Payment Dates over (ii) the amount paid on prior Payment Dates in respect of the reductions contemplated by clause (i) allocated to that Class of Notes on prior Payment Dates.

Aggregate Principal Amount:	Means, as to any Payment Date, the sum of the Basic Principal Amounts for each mortgage loan group.

Basic Principal Amount:
As to any Payment Date, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans in each mortgage loan group: (1) each payment of principal on a mortgage loan due during the related Due Period and received by the Servicer; (2) the net liquidation proceeds allocable to principal, any recoveries and all full and partial principal prepayments received by the Servicer during the related Prepayment Period; (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that Payment Date; (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet paid; and (5) any monthly advances with respect to scheduled payments of principal due during the related Due Period.

Principal Payment Amount:
Means, with respect to any Payment Date, the lesser of (1) the aggregate class note balances of the Offered Notes immediately preceding that Payment Date and (2) the sum of (x) the Aggregate Principal Amount for that Payment Date minus the Excess Overcollateralization Amount, if any, for that Payment Date and (y) the Subordination Increase Amount, if any, for that Payment Date.

Senior Principal Payment Amount:
Means, with respect to (a) any Payment Date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) 100% of the Principal Payment Amount and (2) the aggregate class note balances of the Senior Notes immediately prior to that Payment Date, and (b) any other Payment Date, the lesser of (1) the Principal Payment Amount and (2) the excess, if any, of (x) the aggregate balance of the Senior Notes immediately prior to that Payment Date over (y) the lesser of (A) 69.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Group I Parity Amount:
Means, with respect to any Payment Date, the greater of (i) zero and (ii) the excess, if any, of (x) the class note balance of the Group I Notes, immediately prior to that Payment Date over (y) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period.

Transaction Summary
Group I Principal Payment Amount:
Means, with respect to any Payment Date, the lesser of (A) the greatest of (1) the product of (x) the Senior Principal Payment Amount for that Payment Date and (y) a fraction, the numerator of which is the excess of (i) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related Due Period, over (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period, and the denominator of which is the excess of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period, over (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, (2) the Group I Parity Amount and (3) the excess of (i) the Senior Principal Payment Amount for that Payment Date over (ii) the aggregate note balance of the Group II Notes immediately prior to that Payment Date and (B) the aggregate balance of the Group I Notes immediately prior to that Payment Date.

With respect to the Group I Notes, all principal payments will be paid sequentially as follows:

1. To the Class AV-1 Notes, until the Note Balance has been reduced to zero.
2. To the Class AV-2 Notes, until the Note Balance has been reduced to zero.
3. To the Class AV-3 Notes, until the Note Balance has been reduced to zero.

Notwithstanding the foregoing, on any Payment Date on or after which the aggregate Note Balance of the Subordinate Notes has been reduced to zero, principal will be allocated to the Group I Notes on a pro-rata basis.

Group II Principal Payment Amount:	Means, with respect to any Payment Date, the excess of (1) the Senior Principal Payment Amount for that Payment Date over (2) the Group I Principal Payment Amount for the Payment Date

With respect to the Group II Notes, all principal payments will be paid sequentially as follows:
1. To the Class AF-6 Notes, an amount equal to Class AF-6 Lockout Payment Amount.
2. To the Class AF-1 Notes, until the Note Balance has been reduced to zero
3. To the Class AF-2 Notes, until the Note Balance has been reduced to zero.
4. To the Class AF-3 Notes, until the Note Balance has been reduced to zero.
5. To the Class AF-4 Notes, until the Note Balance has been reduced to zero.
6. To the Class AF-5 Notes, until the Note Balance has been reduced to zero.
7. To the Class AF-6 Notes, until the Note Balance has been reduced to zero.

Notwithstanding the foregoing, on any Payment Date on or after which the aggregate Note Balance of the Subordinate Notes has been reduced to zero, principal will be allocated to the Group II Notes on a pro-rata basis.

Class AF-6 Calculation Percentage:
For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the class note balance of the Class AF-6 Notes and the denominator of which is the aggregate note balance of the Group II Notes, in each case before giving effect to payments of principal on that Payment Date.

Class AF-6 Lockout Payment Amount:
For any Payment Date, an amount equal to the product of (1) the applicable Class AF-6 Lockout Percentage for that Payment Date, (2) the Class AF-6 Calculation Percentage for that Payment Date and (3) the Group II Principal Payment Amount for that Payment Date but in no event will the Class AF-6 Lockout Payment Amount exceed (a) the outstanding class note balance of the Class AF-6 Notes, or (b) the Group II Principal Payment Amount for that Payment Date.

Class AF-6 Lockout Percentage:	For each Payment Date will be as follows:

Payment Date	Lockout Percentage
1 to 36	0%
37 to 60	45%
61 to 72	80%
73 to 84	100%
85 and thereafter	300%

Transaction Summary
Class M-1 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date, and
(ii)  the note balance of the Class M-1 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  75.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the elated Due Period minus the OC Floor.

Class M-2 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A and Class M-1 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A or Class M-1 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date, and
(iii)  the note balance of the Class M-2 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  81.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-3 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1 and Class M-2 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1 or Class M-2 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  85.20% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-4 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2 and Class M-3 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2 or Class M-3 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  88.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-5 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3 or Class M-4 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  91.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-6 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4 or Class M-5 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  94.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-7 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 or Class M-6 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;
(viii)  the note balance of the Class M-7 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  96.20% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-8 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 or Class M-7 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;
(viii)  the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;
(ix)  the note balance of the Class M-8 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  98.20% of the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-9 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 or Class M-8 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;
(viii)  the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;
(ix)  the note balance of the Class M-8 Notes after taking into account payment of the Class M-8 Principal Payment Amount for the applicable Payment Date;
(x)  the note balance of the Class M-9 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Optional Redemption:
The terms of the transaction allow for redemption of the Offered Notes, which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date.

DESCRIPTION OF THE COLLATERAL
TOTAL MORTGAGE LOANS

		Minimum	Maximum
Scheduled Principal Balance	$623,718,219	$20,300	$800,000
Average Scheduled Principal Balance	$162,469
Number of Mortgage Loans	3,839

Weighted Average Gross Coupon	8.828%	6.390%	14.690%
Weighted Average FICO Score	613	399	880
Weighted Average Combined Original LTV	74.85%	9.00%	100.00%

Weighted Average Original Term	342 months	60 months	360 months
Weighted Average Stated Remaining Term	341 months	58 months	360 months
Weighted Average Seasoning	1 month	0 months	4 months

Weighted Average Gross Margin	4.942%	2.490%	7.890%
Weighted Average Minimum Interest Rate	9.130%	6.390%	12.440%
Weighted Average Maximum Interest Rate	16.128%	13.390%	19.440%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	30 months	21 months	36 months

Maturity Date		July 1, 2011	October 1, 2036
Maximum Zip Code Concentration	11236 (1.25%)

ARM	13.27%	Full Income Check	64.93%
Fixed Rate	86.73%	Limited Income Check	9.87%
		Self Employed-No Income Check	19.08%
2/28 ARM	5.16%	Stated	6.12%
2/28 IO	0.07%
3/27 ARM	7.91%	Purchase	7.51%
3/27 IO	0.13%	Cash Out Refinance	58.56%
Fixed Rate	47.79%	Debt Consolidation	28.08%
Fixed Rate IO	0.30%	Rate/Term Refinance	5.85%
Fixed/Stepped	38.63%
		Single Family	79.67%
Interest Only	0.50%	Two-to-Four Family	14.68%
Not Interest Only	99.50%	Five-Eight Family	0.95%
		Condominium	3.08%
Prepay Penalty: N/A	26.43%	Mixed-Use	1.62%
Prepay Penalty: 12 months	28.20%
Prepay Penalty: 18 months	0.03%	Primary	93.81%
Prepay Penalty: 24 months	3.86%	Non-Owner	6.19%
Prepay Penalty: 30 months	0.74%
Prepay Penalty: 36 months	40.74%	Top 5 States:
		New York	27.58%
First Lien	95.81%	Florida	12.36%
Second Lien	4.19%	New Jersey	6.59%
		Pennsylvania	5.97%
		Illinois	5.67%

Original Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	345	$14,438,181.10	2.31%	10.381%	289	65.73%	608
50,000.01 - 100,000.00	1,105	$82,765,318.39	13.27%	9.534%	309	69.88%	610
100,000.01 - 150,000.00	865	$107,849,662.91	17.29%	9.236%	332	71.92%	604
150,000.01 - 200,000.00	492	$85,592,147.22	13.72%	9.014%	344	73.61%	600
200,000.01 - 250,000.00	323	$72,258,230.82	11.59%	8.656%	345	73.86%	615
250,000.01 - 300,000.00	234	$64,029,202.52	10.27%	8.572%	351	74.87%	619
300,000.01 - 350,000.00	148	$47,939,825.10	7.69%	8.440%	353	76.51%	613
350,000.01 - 400,000.00	116	$43,747,157.34	7.01%	8.392%	356	78.74%	614
400,000.01 - 450,000.00	77	$32,403,864.46	5.20%	8.118%	359	80.03%	631
450,000.01 - 500,000.00	56	$26,783,314.67	4.29%	8.077%	355	80.93%	636
500,000.01 - 550,000.00	29	$15,264,718.54	2.45%	8.008%	359	84.68%	629
550,000.01 - 600,000.00	26	$15,008,196.16	2.41%	8.114%	359	86.55%	645
600,000.01 - 650,000.00	10	$6,257,311.71	1.00%	8.516%	358	93.44%	650
650,000.01 - 700,000.00	7	$4,783,342.21	0.77%	8.358%	359	87.63%	631
700,000.01 - 750,000.00	2	$1,446,618.88	0.23%	8.251%	358	72.46%	569
750,000.01 - 800,000.00	4	$3,151,126.62	0.51%	7.860%	359	61.11%	589
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	345	$14,438,181.10	2.31%	10.381%	289	65.73%	608
50,000.01 - 100,000.00	1,105	$82,765,318.39	13.27%	9.534%	309	69.88%	610
100,000.01 - 150,000.00	865	$107,849,662.91	17.29%	9.236%	332	71.92%	604
150,000.01 - 200,000.00	493	$85,791,830.74	13.75%	9.010%	344	73.62%	600
200,000.01 - 250,000.00	322	$72,058,547.30	11.55%	8.659%	346	73.85%	615
250,000.01 - 300,000.00	234	$64,029,202.52	10.27%	8.572%	351	74.87%	619
300,000.01 - 350,000.00	148	$47,939,825.10	7.69%	8.440%	353	76.51%	613
350,000.01 - 400,000.00	116	$43,747,157.34	7.01%	8.392%	356	78.74%	614
400,000.01 - 450,000.00	77	$32,403,864.46	5.20%	8.118%	359	80.03%	631
450,000.01 - 500,000.00	56	$26,783,314.67	4.29%	8.077%	355	80.93%	636
500,000.01 - 550,000.00	29	$15,264,718.54	2.45%	8.008%	359	84.68%	629
550,000.01 - 600,000.00	26	$15,008,196.16	2.41%	8.114%	359	86.55%	645
600,000.01 - 650,000.00	10	$6,257,311.71	1.00%	8.516%	358	93.44%	650
650,000.01 - 700,000.00	7	$4,783,342.21	0.77%	8.358%	359	87.63%	631
700,000.01 - 750,000.00	2	$1,446,618.88	0.23%	8.251%	358	72.46%	569
750,000.01 - 800,000.00	4	$3,151,126.62	0.51%	7.860%	359	61.11%	589
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	49	$12,756,584.42	2.05%	6.421%	346	67.79%	689
6.500 - 6.999	226	$59,057,715.98	9.47%	6.794%	344	69.59%	671
7.000 - 7.499	192	$41,664,231.88	6.68%	7.286%	340	69.55%	641
7.500 - 7.999	418	$85,415,116.68	13.69%	7.805%	339	75.71%	646
8.000 - 8.499	319	$58,047,251.61	9.31%	8.277%	338	73.98%	623
8.500 - 8.999	542	$95,103,000.65	15.25%	8.796%	341	76.82%	614
9.000 - 9.499	452	$72,172,390.66	11.57%	9.274%	342	77.53%	593
9.500 - 9.999	599	$83,678,784.34	13.42%	9.772%	342	76.91%	583
10.000 -10.499	356	$45,209,739.35	7.25%	10.284%	344	74.43%	571
10.500 -10.999	347	$42,298,302.47	6.78%	10.763%	339	76.85%	578
11.000 -11.499	162	$14,720,163.88	2.36%	11.254%	336	73.62%	562
11.500 -11.999	115	$9,842,893.94	1.58%	11.721%	334	72.68%	561
12.000 -12.499	38	$2,279,376.85	0.37%	12.264%	321	72.32%	573
12.500 -12.999	8	$792,169.00	0.13%	12.720%	357	87.20%	584
13.000 -13.499	6	$222,174.34	0.04%	13.356%	292	98.83%	616
13.500 -13.999	8	$392,978.63	0.06%	13.746%	278	98.26%	598
14.000 -14.499	1	$45,043.97	0.01%	14.090%	359	100.00%	603
14.500 -14.999	1	$20,300.00	0.00%	14.690%	360	99.91%	616
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	9	$557,046.65	0.09%	8.592%	59	55.86%	687
61-120	86	$6,241,057.49	1.00%	8.991%	108	68.92%	649
121-180	311	$29,114,022.00	4.67%	8.651%	169	69.22%	646
181-240	185	$17,478,094.10	2.80%	9.460%	232	74.49%	634
241-300	137	$16,579,766.39	2.66%	8.984%	279	72.34%	637
301-360	3,111	$553,748,232.02	88.78%	8.811%	358	75.32%	610
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	9	$557,046.65	0.09%	8.592%	59	55.86%	687
61-120	86	$6,241,057.49	1.00%	8.991%	108	68.92%	649
121-180	311	$29,114,022.00	4.67%	8.651%	169	69.22%	646
181-240	185	$17,478,094.10	2.80%	9.460%	232	74.49%	634
241-300	137	$16,579,766.39	2.66%	8.984%	279	72.34%	637
301-360	3,111	$553,748,232.02	88.78%	8.811%	358	75.32%	610
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
None	1,290	$206,868,082.49	33.17%	8.827%	340	72.53%	612
1	1,728	$280,331,130.51	44.95%	8.834%	340	75.21%	614
2	805	$134,688,966.78	21.59%	8.818%	345	77.53%	613
3	15	$1,804,762.45	0.29%	8.616%	309	85.61%	697
4	1	$25,276.42	0.00%	13.140%	236	96.00%	625
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	1	$64,879.64	0.08%	6.390%	358	65.00%	721
2.500 - 2.999	8	$2,034,704.31	2.46%	6.950%	359	70.64%	622
3.000 - 3.499	17	$3,754,048.29	4.53%	7.492%	359	78.95%	628
3.500 - 3.999	37	$8,361,750.08	10.10%	7.949%	359	79.40%	634
4.000 - 4.499	62	$12,470,962.64	15.06%	8.502%	359	73.60%	604
4.500 - 4.999	73	$13,871,295.19	16.75%	8.999%	356	80.10%	601
5.000 - 5.499	116	$20,496,411.35	24.76%	9.439%	356	79.92%	578
5.500 - 5.999	81	$12,075,448.79	14.59%	9.896%	359	76.69%	570
6.000 - 6.499	39	$4,983,449.51	6.02%	10.391%	359	76.62%	552
6.500 - 6.999	27	$3,551,417.95	4.29%	10.755%	359	77.05%	549
7.000 - 7.499	6	$902,324.06	1.09%	11.509%	359	66.71%	530
7.500 - 7.999	3	$226,841.66	0.27%	11.968%	358	71.32%	546
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	2	$394,577.82	0.48%	6.432%	359	58.56%	615
6.500 - 6.999	3	$683,781.32	0.83%	6.624%	358	79.71%	611
7.000 - 7.499	11	$2,299,082.75	2.78%	7.226%	359	76.45%	639
7.500 - 7.999	39	$9,144,538.35	11.04%	7.823%	359	79.87%	634
8.000 - 8.499	44	$9,898,491.58	11.96%	8.277%	359	76.50%	611
8.500 - 8.999	65	$12,639,443.60	15.27%	8.803%	355	78.34%	603
9.000 - 9.499	104	$19,490,908.86	23.54%	9.289%	357	79.94%	587
9.500 - 9.999	96	$14,757,477.58	17.82%	9.728%	358	78.45%	569
10.000 -10.499	45	$6,681,420.06	8.07%	10.236%	359	74.10%	556
10.500 -10.999	44	$5,138,526.36	6.21%	10.781%	359	74.52%	554
11.000 -11.499	9	$967,864.18	1.17%	11.293%	359	64.00%	535
11.500 -11.999	7	$607,494.34	0.73%	11.817%	359	65.57%	546
12.000 -12.499	1	$89,926.67	0.11%	12.440%	359	70.00%	519
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.000 -13.499	2	$394,577.82	0.48%	6.432%	359	58.56%	615
13.500 -13.999	3	$683,781.32	0.83%	6.624%	358	79.71%	611
14.000 -14.499	11	$2,299,082.75	2.78%	7.226%	359	76.45%	639
14.500 -14.999	39	$9,144,538.35	11.04%	7.823%	359	79.87%	634
15.000 -15.499	44	$9,898,491.58	11.96%	8.277%	359	76.50%	611
15.500 -15.999	66	$12,734,356.28	15.38%	8.811%	355	78.32%	602
16.000 -16.499	105	$19,566,528.16	23.63%	9.294%	357	79.96%	587
16.500 -16.999	95	$14,662,564.90	17.71%	9.727%	358	78.47%	569
17.000 -17.499	44	$6,605,800.76	7.98%	10.235%	359	73.98%	556
17.500 -17.999	44	$5,138,526.36	6.21%	10.781%	359	74.52%	554
18.000 -18.499	9	$967,864.18	1.17%	11.293%	359	64.00%	535
18.500 -18.999	7	$607,494.34	0.73%	11.817%	359	65.57%	546
19.000 -19.499	1	$89,926.67	0.11%	12.440%	359	70.00%	519
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	404	$44,899,206.07	7.20%	8.623%	324	38.05%	614
50.00- 54.99	193	$26,306,258.54	4.22%	8.601%	338	52.23%	604
55.00- 59.99	205	$28,418,035.06	4.56%	8.564%	329	57.22%	612
60.00- 64.99	253	$39,190,288.82	6.28%	8.692%	338	62.03%	606
65.00- 69.99	307	$47,195,424.17	7.57%	8.578%	338	67.05%	606
70.00- 74.99	396	$66,440,785.10	10.65%	8.745%	345	71.61%	604
75.00- 79.99	431	$71,747,162.06	11.50%	8.920%	341	76.28%	606
80.00	506	$85,250,205.72	13.67%	9.017%	350	80.00%	595
80.01- 84.99	146	$26,275,543.93	4.21%	8.305%	339	83.37%	637
85.00- 89.99	355	$67,402,701.71	10.81%	8.793%	347	85.88%	616
90.00- 94.99	342	$62,789,066.24	10.07%	8.877%	343	90.50%	633
95.00- 99.99	111	$23,891,489.98	3.83%	9.089%	341	95.40%	642
100.00	190	$33,912,051.25	5.44%	9.688%	336	100.00%	642
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Primary	3,613	$585,097,851.54	93.81%	8.787%	340	75.07%	611
Non-Owner	226	$38,620,367.11	6.19%	9.450%	353	71.57%	649
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Single Family	3,299	$496,894,816.06	79.67%	8.898%	337	75.00%	610
Two-to-Four Family	340	$91,570,425.48	14.68%	8.119%	355	74.53%	626
Five-Eight Family	23	$5,952,299.96	0.95%	10.355%	359	67.88%	657
Condominium	130	$19,226,752.70	3.08%	9.041%	348	78.17%	606
Mixed-Use	47	$10,073,924.45	1.62%	10.473%	359	68.36%	658
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Purchase	255	$46,849,938.83	7.51%	9.203%	357	84.79%	632
Rate/Term Refinance	248	$36,483,864.19	5.85%	8.940%	344	77.51%	623
Debt Consolidation	1,026	$175,109,162.62	28.08%	8.825%	335	78.18%	611
Cash Out Refinance	2,310	$365,275,253.01	58.56%	8.770%	341	71.72%	611
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Income Check	2,707	$404,968,188.74	64.93%	8.754%	336	73.92%	610
Limited Income Check	348	$61,553,430.13	9.87%	8.757%	352	76.66%	612
Self Employed No Income Check	560	$119,033,523.96	19.08%	9.066%	348	78.56%	623
Stated	224	$38,163,075.82	6.12%	8.981%	350	70.30%	624
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Risk Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A+	2,378	$397,237,724.89	63.69%	8.535%	338	76.86%	633
A1	651	$108,250,814.32	17.36%	9.064%	347	75.82%	589
A2	238	$36,936,244.96	5.92%	9.213%	347	71.76%	576
B1	164	$22,287,312.73	3.57%	9.529%	344	69.98%	575
B2	142	$21,490,410.76	3.45%	9.429%	340	64.73%	565
C	155	$21,293,564.24	3.41%	9.982%	344	65.52%	553
D1	77	$11,808,708.40	1.89%	10.064%	356	60.74%	573
D2	34	$4,413,438.35	0.71%	10.855%	358	53.15%	570
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 ARM	177	$32,208,656.58	5.16%	9.097%	357	77.62%	588
2/28 ARM (IO)	2	$423,000.00	0.07%	9.060%	358	88.27%	684
3/27 ARM	288	$49,332,596.89	7.91%	9.160%	359	77.37%	590
3/27 ARM (IO)	3	$829,280.00	0.13%	8.841%	359	95.07%	640
Fixed	2,180	$298,089,607.06	47.79%	8.930%	321	72.58%	621
Fixed (IO)	6	$1,885,500.00	0.30%	7.302%	358	69.24%	650
Stepped Fixed Rate	1,183	$240,949,578.12	38.63%	8.608%	359	76.72%	611
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	15	$1,410,108.35	0.23%	10.076%	342	77.97%	569
Arizona	105	$16,800,570.30	2.69%	8.502%	342	74.43%	619
California	74	$16,690,992.76	2.68%	8.329%	341	66.68%	637
Colorado	30	$4,294,570.80	0.69%	8.818%	318	77.41%	622
Connecticut	80	$12,773,600.75	2.05%	8.946%	345	71.32%	598
Delaware	43	$5,817,782.16	0.93%	8.939%	300	71.17%	619
Florida	490	$77,113,786.13	12.36%	8.750%	346	74.83%	609
Georgia	127	$14,581,145.53	2.34%	9.948%	325	79.29%	597
Illinois	205	$35,358,640.37	5.67%	9.107%	343	78.39%	610
Indiana	10	$903,513.78	0.14%	11.026%	317	74.44%	616
Kansas	1	$59,412.98	0.01%	7.590%	358	51.29%	607
Kentucky	9	$934,263.87	0.15%	8.945%	359	81.56%	605
Louisiana	27	$3,923,746.02	0.63%	9.238%	338	80.72%	629
Maine	17	$2,378,023.70	0.38%	9.003%	359	75.48%	623
Maryland	195	$29,698,679.30	4.76%	9.163%	334	71.59%	605
Massachusetts	78	$14,526,259.00	2.33%	9.125%	345	71.76%	613
Michigan	86	$8,084,917.21	1.30%	9.597%	332	78.65%	613
Minnesota	28	$3,437,644.86	0.55%	9.485%	342	77.54%	640
Missouri	53	$5,537,568.90	0.89%	9.529%	306	80.35%	603
Montana	1	$78,284.20	0.01%	9.190%	359	90.00%	623
Nebraska	1	$67,356.27	0.01%	10.740%	250	90.00%	544
Nevada	42	$7,322,955.72	1.17%	8.458%	335	71.99%	628
New Hampshire	47	$8,193,903.60	1.31%	8.917%	326	74.12%	610
New Jersey	212	$41,113,326.21	6.59%	9.436%	346	76.23%	594
New Mexico	5	$521,747.59	0.08%	10.539%	323	81.76%	564
New York	653	$171,994,568.03	27.58%	8.139%	352	73.64%	625
North Carolina	139	$15,604,669.89	2.50%	9.722%	318	79.58%	610
Ohio	139	$13,675,646.21	2.19%	9.234%	333	80.89%	613
Oklahoma	20	$1,764,609.67	0.28%	9.022%	332	84.25%	630
Oregon	33	$4,247,155.47	0.68%	8.058%	334	67.35%	637
Pennsylvania	324	$37,215,444.89	5.97%	9.101%	340	75.12%	600
Rhode Island	32	$5,422,986.62	0.87%	8.842%	351	70.64%	618
South Carolina	82	$7,699,273.73	1.23%	9.833%	292	76.20%	611
Tennessee	16	$1,443,444.27	0.23%	8.981%	304	76.47%	631
Texas	66	$7,100,832.29	1.14%	9.472%	315	77.88%	594
Utah	3	$611,506.10	0.10%	8.854%	359	86.18%	635
Vermont	5	$671,533.24	0.11%	11.052%	359	85.27%	541
Virginia	171	$22,508,026.93	3.61%	9.138%	331	71.70%	597
Washington	63	$10,346,338.27	1.66%	8.619%	331	76.47%	628
Wisconsin	108	$11,457,877.02	1.84%	9.508%	325	83.62%	626
Wyoming	4	$331,505.66	0.05%	8.611%	319	76.83%	605
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	1,171	$164,839,340.95	26.43%	9.447%	335	75.58%	601
Prepay Penalty: 12 months	690	$175,913,624.95	28.20%	8.199%	352	74.05%	620
Prepay Penalty: 18 months	1	$156,750.00	0.03%	9.040%	360	95.00%	645
Prepay Penalty: 24 months	132	$24,051,509.79	3.86%	8.930%	353	77.35%	597
Prepay Penalty: 30 months	34	$4,644,060.67	0.74%	9.882%	335	82.94%	601
Prepay Penalty: 36 months	1,811	$254,112,932.29	40.74%	8.833%	336	74.54%	619
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Less than 500	131	$17,595,115.87	2.82%	10.062%	353	63.41%	486
500-524	278	$38,285,078.58	6.14%	10.175%	348	68.70%	511
525-549	333	$48,408,103.69	7.76%	9.665%	350	70.42%	537
550-574	501	$74,541,609.88	11.95%	9.392%	346	73.55%	561
575-599	488	$80,519,320.67	12.91%	9.010%	346	75.12%	587
600-624	588	$107,488,636.18	17.23%	8.668%	344	77.49%	612
625-649	536	$94,328,536.45	15.12%	8.488%	339	79.24%	637
650-674	369	$63,822,012.81	10.23%	8.329%	337	77.38%	661
675-699	213	$33,771,836.71	5.41%	8.022%	328	73.54%	687
700+	391	$63,834,252.08	10.23%	7.835%	322	73.47%	743
None	11	$1,123,715.73	0.18%	9.750%	359	75.87%	N/A
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,471	$597,591,432.12	95.81%	8.767%	343	74.77%	613
Second Lien	368	$26,126,786.53	4.19%	10.210%	298	76.81%	631
Total	3,839	$623,718,218.65	100.00%	8.828%	341	74.85%	613

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
07/01/08	1	$66,201.57	0.08%	9.509%	357	85.00%	727
08/01/08	54	$9,476,556.78	11.45%	9.009%	358	79.21%	594
09/01/08	78	$14,425,098.23	17.42%	9.194%	356	77.17%	585
10/01/08	46	$8,663,800.00	10.46%	9.026%	357	77.09%	591
07/01/09	1	$109,854.04	0.13%	10.040%	357	63.22%	500
08/01/09	82	$14,074,828.40	17.00%	8.987%	358	80.70%	599
09/01/09	127	$22,047,819.45	26.63%	9.054%	358	79.09%	599
10/01/09	81	$13,929,375.00	16.82%	9.477%	360	72.45%	572
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

DESCRIPTION OF THE COLLATERAL

GROUP 1 ARM Mortgage Loans

		Minimum	Maximum
Scheduled Principal Balance	$82,793,533	$39,986	$649,554
Average Scheduled Principal Balance	$176,156
Number of Mortgage Loans	470

Weighted Average Gross Coupon	9.132%	6.390%	12.440%
Weighted Average FICO Score	590	491	791
Weighted Average Combined Original LTV	77.70%	11.67%	100.00%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	358 months	180 months	360 months
Weighted Average Seasoning	1 month	0 months	3 months

Weighted Average Gross Margin	4.942%	2.490%	7.890%
Weighted Average Minimum Interest Rate	9.130%	6.390%	12.440%
Weighted Average Maximum Interest Rate	16.128%	13.390%	19.440%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	30 months	21 months	36 months

Maturity Date		September 1, 2021	September 1, 2036
Maximum Zip Code Concentration	33155 (1.03%)

ARM	100.00%	Full Income Check	48.95%
Fixed Rate	0.00%	Limited Income Check	15.57%
		Self Employed-No Income Check	27.18%
2/28 ARM	38.90%	Stated	8.30%
2/28 IO	0.51%
3/27 ARM	59.59%	Purchase	19.80%
3/27 IO	1.00%	Cash Out Refinance	61.74%
		Debt Consolidation	14.32%
Interest Only	1.51%	Rate/Term Refinance	4.14%
Not Interest Only	98.49%
		Single Family	82.23%
Prepay Penalty: N/A	44.38%	Two-to-Four Family	12.61%
Prepay Penalty: 12 months	4.30%	Five-Eight Family	0.00%
Prepay Penalty: 24 months	25.02%	Condominium	5.16%
Prepay Penalty: 36 months	26.31%	Mixed-Use	0.00%

		Primary	90.47%
		Non-Owner	9.53%
First Lien	100.00%
Second Lien	0.00%	Top 5 States:
		Florida	23.53%
		New Jersey	17.23%
		Pennsylvania	9.30%
		Illinois	8.53%
		Maryland	6.27%

Original Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	18	$826,633.02	1.00%	10.434%	359	63.80%	560
50,000.01 - 100,000.00	114	$8,595,613.84	10.38%	9.821%	357	71.31%	584
100,000.01 - 150,000.00	98	$12,356,527.21	14.92%	9.117%	359	72.84%	587
150,000.01 - 200,000.00	83	$14,362,070.99	17.35%	9.324%	356	76.11%	583
200,000.01 - 250,000.00	60	$13,159,929.99	15.89%	8.996%	359	77.23%	594
250,000.01 - 300,000.00	40	$10,893,073.96	13.16%	9.047%	359	78.61%	591
300,000.01 - 350,000.00	20	$6,361,891.05	7.68%	9.109%	352	82.40%	585
350,000.01 - 400,000.00	13	$4,829,859.21	5.83%	9.061%	359	81.76%	591
400,000.01 - 450,000.00	10	$4,144,494.49	5.01%	8.972%	359	85.04%	592
450,000.01 - 500,000.00	8	$3,867,699.15	4.67%	8.573%	359	86.22%	607
500,000.01 - 550,000.00	4	$2,146,186.53	2.59%	8.138%	360	87.42%	602
550,000.01 - 600,000.00	1	$600,000.00	0.72%	8.090%	360	80.00%	589
600,000.01 - 650,000.00	1	$649,554.03	0.78%	7.890%	359	94.20%	752
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	18	$826,633.02	1.00%	10.434%	359	63.80%	560
50,000.01 - 100,000.00	114	$8,595,613.84	10.38%	9.821%	357	71.31%	584
100,000.01 - 150,000.00	98	$12,356,527.21	14.92%	9.117%	359	72.84%	587
150,000.01 - 200,000.00	83	$14,362,070.99	17.35%	9.324%	356	76.11%	583
200,000.01 - 250,000.00	60	$13,159,929.99	15.89%	8.996%	359	77.23%	594
250,000.01 - 300,000.00	40	$10,893,073.96	13.16%	9.047%	359	78.61%	591
300,000.01 - 350,000.00	20	$6,361,891.05	7.68%	9.109%	352	82.40%	585
350,000.01 - 400,000.00	13	$4,829,859.21	5.83%	9.061%	359	81.76%	591
400,000.01 - 450,000.00	10	$4,144,494.49	5.01%	8.972%	359	85.04%	592
450,000.01 - 500,000.00	8	$3,867,699.15	4.67%	8.573%	359	86.22%	607
500,000.01 - 550,000.00	4	$2,146,186.53	2.59%	8.138%	360	87.42%	602
550,000.01 - 600,000.00	1	$600,000.00	0.72%	8.090%	360	80.00%	589
600,000.01 - 650,000.00	1	$649,554.03	0.78%	7.890%	359	94.20%	752
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	2	$394,577.82	0.48%	6.432%	359	58.56%	615
6.500 - 6.999	3	$683,781.32	0.83%	6.624%	358	79.71%	611
7.000 - 7.499	11	$2,299,082.75	2.78%	7.226%	359	76.45%	639
7.500 - 7.999	39	$9,144,538.35	11.04%	7.823%	359	79.87%	634
8.000 - 8.499	44	$9,898,491.58	11.96%	8.277%	359	76.50%	611
8.500 - 8.999	65	$12,639,443.60	15.27%	8.803%	355	78.34%	603
9.000 - 9.499	103	$19,193,553.96	23.18%	9.285%	357	79.86%	587
9.500 - 9.999	97	$15,054,832.48	18.18%	9.724%	358	78.58%	569
10.000 -10.499	45	$6,681,420.06	8.07%	10.236%	359	74.10%	556
10.500 -10.999	44	$5,138,526.36	6.21%	10.781%	359	74.52%	554
11.000 -11.499	9	$967,864.18	1.17%	11.293%	359	64.00%	535
11.500 -11.999	7	$607,494.34	0.73%	11.817%	359	65.57%	546
12.000 -12.499	1	$89,926.67	0.11%	12.440%	359	70.00%	519
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	1	$161,000.00	0.19%	9.290%	180	70.00%	554
181-240	2	$408,643.67	0.49%	9.085%	239	77.54%	555
241-300	2	$233,746.41	0.28%	9.143%	275	79.80%	569
301-360	465	$81,990,143.39	99.03%	9.132%	359	77.71%	591
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	1	$161,000.00	0.19%	9.290%	180	70.00%	554
181-240	2	$408,643.67	0.49%	9.085%	239	77.54%	555
241-300	2	$233,746.41	0.28%	9.143%	275	79.80%	569
301-360	465	$81,990,143.39	99.03%	9.132%	359	77.71%	591
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
None	127	$22,593,175.00	27.29%	9.304%	359	74.23%	579
1	205	$36,472,917.68	44.05%	9.109%	357	78.33%	593
2	136	$23,551,385.18	28.45%	8.996%	358	80.10%	597
3	2	$176,055.61	0.21%	9.840%	357	71.41%	585
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	1	$64,879.64	0.08%	6.390%	358	65.00%	721
2.500 - 2.999	8	$2,034,704.31	2.46%	6.950%	359	70.64%	622
3.000 - 3.499	17	$3,754,048.29	4.53%	7.492%	359	78.95%	628
3.500 - 3.999	37	$8,361,750.08	10.10%	7.949%	359	79.40%	634
4.000 - 4.499	62	$12,470,962.64	15.06%	8.502%	359	73.60%	604
4.500 - 4.999	73	$13,871,295.19	16.75%	8.999%	356	80.10%	601
5.000 - 5.499	116	$20,496,411.35	24.76%	9.439%	356	79.92%	578
5.500 - 5.999	81	$12,075,448.79	14.59%	9.896%	359	76.69%	570
6.000 - 6.499	39	$4,983,449.51	6.02%	10.391%	359	76.62%	552
6.500 - 6.999	27	$3,551,417.95	4.29%	10.755%	359	77.05%	549
7.000 - 7.499	6	$902,324.06	1.09%	11.509%	359	66.71%	530
7.500 - 7.999	3	$226,841.66	0.27%	11.968%	358	71.32%	546
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	2	$394,577.82	0.48%	6.432%	359	58.56%	615
6.500 - 6.999	3	$683,781.32	0.83%	6.624%	358	79.71%	611
7.000 - 7.499	11	$2,299,082.75	2.78%	7.226%	359	76.45%	639
7.500 - 7.999	39	$9,144,538.35	11.04%	7.823%	359	79.87%	634
8.000 - 8.499	44	$9,898,491.58	11.96%	8.277%	359	76.50%	611
8.500 - 8.999	65	$12,639,443.60	15.27%	8.803%	355	78.34%	603
9.000 - 9.499	104	$19,490,908.86	23.54%	9.289%	357	79.94%	587
9.500 - 9.999	96	$14,757,477.58	17.82%	9.728%	358	78.45%	569
10.000 -10.499	45	$6,681,420.06	8.07%	10.236%	359	74.10%	556
10.500 -10.999	44	$5,138,526.36	6.21%	10.781%	359	74.52%	554
11.000 -11.499	9	$967,864.18	1.17%	11.293%	359	64.00%	535
11.500 -11.999	7	$607,494.34	0.73%	11.817%	359	65.57%	546
12.000 -12.499	1	$89,926.67	0.11%	12.440%	359	70.00%	519
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.000 -13.499	2	$394,577.82	0.48%	6.432%	359	58.56%	615
13.500 -13.999	3	$683,781.32	0.83%	6.624%	358	79.71%	611
14.000 -14.499	11	$2,299,082.75	2.78%	7.226%	359	76.45%	639
14.500 -14.999	39	$9,144,538.35	11.04%	7.823%	359	79.87%	634
15.000 -15.499	44	$9,898,491.58	11.96%	8.277%	359	76.50%	611
15.500 -15.999	66	$12,734,356.28	15.38%	8.811%	355	78.32%	602
16.000 -16.499	105	$19,566,528.16	23.63%	9.294%	357	79.96%	587
16.500 -16.999	95	$14,662,564.90	17.71%	9.727%	358	78.47%	569
17.000 -17.499	44	$6,605,800.76	7.98%	10.235%	359	73.98%	556
17.500 -17.999	44	$5,138,526.36	6.21%	10.781%	359	74.52%	554
18.000 -18.499	9	$967,864.18	1.17%	11.293%	359	64.00%	535
18.500 -18.999	7	$607,494.34	0.73%	11.817%	359	65.57%	546
19.000 -19.499	1	$89,926.67	0.11%	12.440%	359	70.00%	519
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	25	$2,588,046.49	3.13%	9.334%	356	39.31%	578
50.00- 54.99	25	$3,438,162.85	4.15%	8.785%	359	52.29%	594
55.00- 59.99	13	$2,261,174.49	2.73%	8.705%	359	57.41%	593
60.00- 64.99	27	$4,039,932.24	4.88%	9.901%	359	61.84%	546
65.00- 69.99	35	$4,969,671.80	6.00%	9.447%	359	66.67%	576
70.00- 74.99	61	$9,913,684.36	11.97%	9.275%	355	71.04%	571
75.00- 79.99	66	$10,371,869.43	12.53%	9.376%	359	75.34%	573
80.00	80	$15,389,777.61	18.59%	8.939%	359	80.00%	586
80.01- 84.99	8	$2,022,388.19	2.44%	8.717%	359	83.23%	605
85.00- 89.99	41	$8,161,491.47	9.86%	8.906%	354	85.18%	595
90.00- 94.99	43	$9,468,290.63	11.44%	8.818%	359	90.41%	618
95.00- 99.99	11	$2,513,021.47	3.04%	8.836%	359	95.02%	632
100.00	35	$7,656,022.44	9.25%	9.440%	358	100.00%	628
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Primary	415	$74,899,575.69	90.47%	9.130%	358	78.04%	586
Non-Owner	55	$7,893,957.78	9.53%	9.151%	358	74.52%	636
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Single Family	391	$68,081,841.72	82.23%	9.163%	358	77.81%	588
Two-to-Four Family	49	$10,440,085.68	12.61%	8.928%	358	75.38%	604
Condominium	30	$4,271,606.07	5.16%	9.126%	359	81.62%	602
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Purchase	92	$16,395,998.96	19.80%	9.140%	359	87.75%	617
Rate/Term Refinance	23	$3,429,044.73	4.14%	9.695%	359	71.53%	596
Debt Consolidation	65	$11,854,316.19	14.32%	9.241%	355	79.96%	575
Cash Out Refinance	290	$51,114,173.59	61.74%	9.066%	358	74.37%	585
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Income Check	254	$40,524,437.98	48.95%	9.219%	358	77.36%	573
Limited Income Check	68	$12,894,250.09	15.57%	9.061%	358	79.52%	598
Self Employed No Income Check	106	$22,504,958.73	27.18%	9.046%	357	79.70%	612
Stated	42	$6,869,886.67	8.30%	9.034%	359	69.74%	609
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Risk Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A+	229	$45,439,654.25	54.88%	8.905%	358	82.64%	605
A1	66	$12,464,890.66	15.06%	9.127%	359	78.55%	588
A2	43	$6,724,167.89	8.12%	9.456%	358	71.15%	564
B1	37	$5,117,889.63	6.18%	9.423%	359	71.01%	568
B2	27	$4,602,293.02	5.56%	9.143%	359	66.30%	565
C	37	$4,616,790.83	5.58%	9.741%	353	70.39%	558
D1	19	$2,828,692.72	3.42%	9.963%	359	61.09%	577
D2	12	$999,154.47	1.21%	10.608%	359	54.20%	580
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 ARM	177	$32,208,656.58	38.90%	9.097%	357	77.62%	588
2/28 ARM (IO)	2	$423,000.00	0.51%	9.060%	358	88.27%	684
3/27 ARM	288	$49,332,596.89	59.59%	9.160%	359	77.37%	590
3/27 ARM (IO)	3	$829,280.00	1.00%	8.841%	359	95.07%	640
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	3	$366,960.71	0.44%	9.495%	360	89.18%	604
Arizona	4	$562,540.75	0.68%	9.089%	359	60.83%	561
California	3	$904,130.71	1.09%	7.759%	359	69.16%	610
Colorado	2	$270,750.00	0.33%	8.760%	360	63.37%	644
Connecticut	9	$1,421,471.40	1.72%	9.093%	359	65.19%	546
Delaware	2	$535,350.00	0.65%	8.448%	359	97.76%	671
Florida	100	$19,481,547.68	23.53%	8.740%	359	77.60%	595
Georgia	18	$2,600,949.50	3.14%	9.743%	359	86.70%	592
Illinois	38	$7,061,744.90	8.53%	9.075%	359	79.58%	581
Indiana	1	$52,458.90	0.06%	10.590%	358	70.00%	550
Kentucky	3	$267,018.74	0.32%	9.575%	359	77.99%	562
Louisiana	5	$1,098,556.41	1.33%	9.319%	359	88.23%	636
Maine	3	$559,423.78	0.68%	8.592%	358	86.41%	619
Maryland	29	$5,187,897.93	6.27%	9.543%	359	69.61%	570
Massachusetts	15	$3,403,447.70	4.11%	9.524%	357	70.40%	583
Michigan	10	$1,015,802.78	1.23%	9.808%	359	78.63%	585
Minnesota	6	$1,061,318.35	1.28%	8.764%	360	73.84%	659
Missouri	4	$429,636.61	0.52%	9.437%	359	78.63%	607
Nevada	1	$499,276.11	0.60%	7.640%	358	71.94%	639
New Hampshire	4	$714,862.37	0.86%	9.350%	359	73.56%	588
New Jersey	60	$14,265,553.45	17.23%	9.189%	359	80.78%	589
New York	6	$1,498,392.18	1.81%	8.421%	359	82.65%	692
North Carolina	6	$542,799.04	0.66%	9.130%	359	75.82%	606
Ohio	26	$2,543,000.93	3.07%	9.431%	359	78.78%	596
Oklahoma	2	$106,201.57	0.13%	9.954%	358	80.38%	648
Pennsylvania	52	$7,699,677.21	9.30%	9.231%	354	77.39%	581
Rhode Island	4	$976,506.20	1.18%	8.489%	359	75.06%	586
South Carolina	3	$409,420.55	0.49%	9.859%	359	72.58%	556
Tennessee	4	$456,659.69	0.55%	9.711%	359	76.40%	618
Texas	9	$1,023,460.34	1.24%	9.534%	359	79.39%	580
Utah	1	$204,041.39	0.25%	9.340%	358	95.00%	636
Vermont	2	$207,634.99	0.25%	10.846%	359	82.80%	538
Virginia	24	$4,047,871.75	4.89%	9.539%	349	75.71%	560
Wisconsin	11	$1,317,168.85	1.59%	9.841%	359	81.22%	602
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	196	$36,741,003.68	44.38%	9.304%	359	78.43%	586
Prepay Penalty: 12 months	18	$3,561,284.57	4.30%	9.138%	359	74.98%	589
Prepay Penalty: 24 months	114	$20,711,900.33	25.02%	8.938%	355	77.64%	596
Prepay Penalty: 36 months	142	$21,779,344.89	26.31%	9.025%	358	76.98%	594
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Less than 500	2	$500,588.14	0.60%	9.616%	358	70.57%	494
500-524	56	$9,015,867.05	10.89%	10.057%	359	68.92%	513
525-549	67	$9,976,378.90	12.05%	9.714%	358	72.07%	537
550-574	94	$14,448,903.14	17.45%	9.412%	354	74.44%	560
575-599	66	$13,204,004.20	15.95%	8.966%	359	80.15%	587
600-624	71	$14,421,413.73	17.42%	8.714%	359	79.83%	612
625-649	53	$10,303,454.32	12.44%	8.707%	359	84.85%	636
650-674	32	$5,877,187.68	7.10%	8.688%	357	81.42%	661
675-699	8	$1,727,449.35	2.09%	8.442%	359	82.40%	684
700+	19	$2,857,966.04	3.45%	8.381%	359	81.35%	735
None	2	$460,320.92	0.56%	9.329%	359	97.40%	N/A
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
07/01/08	1	$66,201.57	0.08%	9.509%	357	85.00%	727
08/01/08	54	$9,476,556.78	11.45%	9.009%	358	79.21%	594
09/01/08	78	$14,425,098.23	17.42%	9.194%	356	77.17%	585
10/01/08	46	$8,663,800.00	10.46%	9.026%	357	77.09%	591
07/01/09	1	$109,854.04	0.13%	10.040%	357	63.22%	500
08/01/09	82	$14,074,828.40	17.00%	8.987%	358	80.70%	599
09/01/09	127	$22,047,819.45	26.63%	9.054%	358	79.09%	599
10/01/09	81	$13,929,375.00	16.82%	9.477%	360	72.45%	572
Total	470	$82,793,533.47	100.00%	9.132%	358	77.70%	590

DESCRIPTION OF THE COLLATERAL

GROUP 2 FRM Mortgage Loans

		Minimum	Maximum
Scheduled Principal Balance	$540,924,685	$20,300	$800,000
Average Scheduled Principal Balance	$160,559
Number of Mortgage Loans	3,369

Weighted Average Gross Coupon	8.781%	6.390%	14.690%
Weighted Average FICO Score	617	399	880
Weighted Average Combined Original LTV	74.42%	9.00%	100.00%

Weighted Average Original Term	339 months	60 months	360 months
Weighted Average Stated Remaining Term	338 months	58 months	360 months
Weighted Average Seasoning	1 month	0 months	4 months

Weighted Average Gross Margin	N/A	N/A	N/A
Weighted Average Minimum Interest Rate	N/A	N/A	N/A
Weighted Average Maximum Interest Rate	N/A	N/A	N/A
Weighted Average Initial Rate Cap	N/A	N/A	N/A
Weighted Average Subsequent Rate Cap	N/A	N/A	N/A
Weighted Average Months to Roll	N/A	N/A	N/A

Maturity Date		July 1, 2011	October 1, 2036
Maximum Zip Code Concentration	11236 (1.44%)

ARM	0.00%	Full Income Check	67.37%
Fixed Rate	100.00%	Limited Income Check	9.00%
		Self Employed-No Income Check	17.85%
Fixed Rate	55.11%	Stated	5.79%
Fixed Rate IO	0.35%
Fixed/Stepped	44.54%	Purchase	5.63%
		Cash Out Refinance	58.08%
Interest Only	0.35%	Debt Consolidation	30.18%
Not Interest Only	99.65%	Rate/Term Refinance	6.11%

Prepay Penalty: N/A	23.68%	Single Family	79.27%
Prepay Penalty: 12 months	31.86%	Two-to-Four Family	15.00%
Prepay Penalty: 18 months	0.03%	Five-Eight Family	1.10%
Prepay Penalty: 24 months	0.62%	Condominium	2.76%
Prepay Penalty: 30 months	0.86%	Mixed-Use	1.86%
Prepay Penalty: 36 months	42.95%
		Primary	94.32%
First Lien	95.17%	Non-Owner	5.68%
Second Lien	4.83%
		Top 5 States:
		New York	31.52%
		Florida	10.65%
		Pennsylvania	5.46%
		Illinois	5.23%
		New Jersey	4.96%

Original Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	327	$13,611,548.08	2.52%	10.378%	284	65.85%	611
50,000.01 - 100,000.00	991	$74,169,704.55	13.71%	9.501%	304	69.71%	613
100,000.01 - 150,000.00	767	$95,493,135.70	17.65%	9.251%	328	71.80%	606
150,000.01 - 200,000.00	409	$71,230,076.23	13.17%	8.951%	342	73.10%	603
200,000.01 - 250,000.00	263	$59,098,300.83	10.93%	8.580%	342	73.11%	619
250,000.01 - 300,000.00	194	$53,136,128.56	9.82%	8.474%	350	74.11%	625
300,000.01 - 350,000.00	128	$41,577,934.05	7.69%	8.337%	353	75.61%	617
350,000.01 - 400,000.00	103	$38,917,298.13	7.19%	8.310%	356	78.37%	617
400,000.01 - 450,000.00	67	$28,259,369.97	5.22%	7.992%	359	79.30%	636
450,000.01 - 500,000.00	48	$22,915,615.52	4.24%	7.993%	354	80.04%	640
500,000.01 - 550,000.00	25	$13,118,532.01	2.43%	7.987%	359	84.23%	634
550,000.01 - 600,000.00	25	$14,408,196.16	2.66%	8.114%	359	86.82%	647
600,000.01 - 650,000.00	9	$5,607,757.68	1.04%	8.589%	358	93.36%	638
650,000.01 - 700,000.00	7	$4,783,342.21	0.88%	8.358%	359	87.63%	631
700,000.01 - 750,000.00	2	$1,446,618.88	0.27%	8.251%	358	72.46%	569
750,000.01 - 800,000.00	4	$3,151,126.62	0.58%	7.860%	359	61.11%	589
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	327	$13,611,548.08	2.52%	10.378%	284	65.85%	611
50,000.01 - 100,000.00	991	$74,169,704.55	13.71%	9.501%	304	69.71%	613
100,000.01 - 150,000.00	767	$95,493,135.70	17.65%	9.251%	328	71.80%	606
150,000.01 - 200,000.00	410	$71,429,759.75	13.21%	8.947%	341	73.12%	603
200,000.01 - 250,000.00	262	$58,898,617.31	10.89%	8.584%	343	73.09%	619
250,000.01 - 300,000.00	194	$53,136,128.56	9.82%	8.474%	350	74.11%	625
300,000.01 - 350,000.00	128	$41,577,934.05	7.69%	8.337%	353	75.61%	617
350,000.01 - 400,000.00	103	$38,917,298.13	7.19%	8.310%	356	78.37%	617
400,000.01 - 450,000.00	67	$28,259,369.97	5.22%	7.992%	359	79.30%	636
450,000.01 - 500,000.00	48	$22,915,615.52	4.24%	7.993%	354	80.04%	640
500,000.01 - 550,000.00	25	$13,118,532.01	2.43%	7.987%	359	84.23%	634
550,000.01 - 600,000.00	25	$14,408,196.16	2.66%	8.114%	359	86.82%	647
600,000.01 - 650,000.00	9	$5,607,757.68	1.04%	8.589%	358	93.36%	638
650,000.01 - 700,000.00	7	$4,783,342.21	0.88%	8.358%	359	87.63%	631
700,000.01 - 750,000.00	2	$1,446,618.88	0.27%	8.251%	358	72.46%	569
750,000.01 - 800,000.00	4	$3,151,126.62	0.58%	7.860%	359	61.11%	589
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	47	$12,362,006.60	2.29%	6.420%	346	68.09%	691
6.500 - 6.999	223	$58,373,934.66	10.79%	6.796%	344	69.47%	672
7.000 - 7.499	181	$39,365,149.13	7.28%	7.290%	339	69.15%	641
7.500 - 7.999	379	$76,270,578.33	14.10%	7.803%	337	75.22%	647
8.000 - 8.499	275	$48,148,760.03	8.90%	8.277%	333	73.47%	625
8.500 - 8.999	477	$82,463,557.05	15.24%	8.795%	339	76.59%	616
9.000 - 9.499	349	$52,978,836.70	9.79%	9.269%	337	76.69%	595
9.500 - 9.999	502	$68,623,951.86	12.69%	9.783%	339	76.54%	586
10.000 -10.499	311	$38,528,319.29	7.12%	10.293%	341	74.49%	573
10.500 -10.999	303	$37,159,776.11	6.87%	10.761%	336	77.17%	581
11.000 -11.499	153	$13,752,299.70	2.54%	11.251%	334	74.30%	564
11.500 -11.999	108	$9,235,399.60	1.71%	11.714%	332	73.15%	562
12.000 -12.499	37	$2,189,450.18	0.40%	12.257%	320	72.42%	575
12.500 -12.999	8	$792,169.00	0.15%	12.720%	357	87.20%	584
13.000 -13.499	6	$222,174.34	0.04%	13.356%	292	98.83%	616
13.500 -13.999	8	$392,978.63	0.07%	13.746%	278	98.26%	598
14.000 -14.499	1	$45,043.97	0.01%	14.090%	359	100.00%	603
14.500 -14.999	1	$20,300.00	0.00%	14.690%	360	99.91%	616
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	9	$557,046.65	0.10%	8.592%	59	55.86%	687
61-120	86	$6,241,057.49	1.15%	8.991%	108	68.92%	649
121-180	310	$28,953,022.00	5.35%	8.648%	169	69.21%	647
181-240	183	$17,069,450.43	3.16%	9.469%	232	74.42%	636
241-300	135	$16,346,019.98	3.02%	8.982%	279	72.23%	638
301-360	2,646	$471,758,088.63	87.21%	8.755%	358	74.91%	613
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	9	$557,046.65	0.10%	8.592%	59	55.86%	687
61-120	86	$6,241,057.49	1.15%	8.991%	108	68.92%	649
121-180	310	$28,953,022.00	5.35%	8.648%	169	69.21%	647
181-240	183	$17,069,450.43	3.16%	9.469%	232	74.42%	636
241-300	135	$16,346,019.98	3.02%	8.982%	279	72.23%	638
301-360	2,646	$471,758,088.63	87.21%	8.755%	358	74.91%	613
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
None	1,163	$184,274,907.49	34.07%	8.769%	338	72.32%	617
1	1,523	$243,858,212.83	45.08%	8.793%	337	74.75%	617
2	669	$111,137,581.60	20.55%	8.780%	342	76.98%	617
3	13	$1,628,706.84	0.30%	8.484%	304	87.14%	709
4	1	$25,276.42	0.00%	13.140%	236	96.00%	625
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	379	$42,311,159.58	7.82%	8.580%	322	37.98%	616
50.00- 54.99	168	$22,868,095.69	4.23%	8.573%	335	52.23%	605
55.00- 59.99	192	$26,156,860.57	4.84%	8.552%	327	57.21%	614
60.00- 64.99	226	$35,150,356.58	6.50%	8.554%	336	62.05%	613
65.00- 69.99	272	$42,225,752.37	7.81%	8.476%	335	67.10%	609
70.00- 74.99	335	$56,527,100.74	10.45%	8.652%	344	71.71%	610
75.00- 79.99	365	$61,375,292.63	11.35%	8.843%	338	76.44%	611
80.00	426	$69,860,428.11	12.92%	9.034%	347	80.00%	597
80.01- 84.99	138	$24,253,155.74	4.48%	8.271%	337	83.38%	639
85.00- 89.99	314	$59,241,210.24	10.95%	8.778%	346	85.98%	618
90.00- 94.99	299	$53,320,775.61	9.86%	8.887%	341	90.52%	636
95.00- 99.99	100	$21,378,468.51	3.95%	9.119%	339	95.45%	644
100.00	155	$26,256,028.81	4.85%	9.760%	330	100.00%	646
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Primary	3,198	$510,198,275.85	94.32%	8.736%	337	74.63%	615
Non-Owner	171	$30,726,409.33	5.68%	9.527%	352	70.81%	653
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Single Family	2,908	$428,812,974.34	79.27%	8.856%	334	74.55%	614
Two-to-Four Family	291	$81,130,339.80	15.00%	8.015%	355	74.42%	629
Five-Eight Family	23	$5,952,299.96	1.10%	10.355%	359	67.88%	657
Condominium	100	$14,955,146.63	2.76%	9.017%	345	77.18%	607
Mixed-Use	47	$10,073,924.45	1.86%	10.473%	359	68.36%	658
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Purchase	163	$30,453,939.87	5.63%	9.237%	355	83.20%	640
Rate/Term Refinance	225	$33,054,819.46	6.11%	8.862%	342	78.13%	626
Debt Consolidation	961	$163,254,846.43	30.18%	8.795%	333	78.05%	614
Cash Out Refinance	2,020	$314,161,079.42	58.08%	8.721%	339	71.29%	615
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Income Check	2,453	$364,443,750.76	67.37%	8.702%	334	73.53%	614
Limited Income Check	280	$48,659,180.04	9.00%	8.676%	350	75.90%	616
Self Employed No Income Check	454	$96,528,565.23	17.85%	9.071%	345	78.30%	625
Stated	182	$31,293,189.15	5.79%	8.970%	347	70.43%	627
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Risk Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A+	2,149	$351,798,070.64	65.04%	8.487%	335	76.11%	637
A1	585	$95,785,923.66	17.71%	9.055%	345	75.47%	589
A2	195	$30,212,077.07	5.59%	9.159%	345	71.90%	578
B1	127	$17,169,423.10	3.17%	9.561%	339	69.67%	577
B2	115	$16,888,117.74	3.12%	9.506%	334	64.30%	565
C	118	$16,676,773.41	3.08%	10.048%	342	64.17%	552
D1	58	$8,980,015.68	1.66%	10.096%	355	60.63%	572
D2	22	$3,414,283.88	0.63%	10.927%	358	52.84%	567
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed	2,180	$298,089,607.06	55.11%	8.930%	321	72.58%	621
Fixed (IO)	6	$1,885,500.00	0.35%	7.302%	358	69.24%	650
Stepped Fixed Rate	1,183	$240,949,578.12	44.54%	8.608%	359	76.72%	611
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	12	$1,043,147.64	0.19%	10.280%	336	74.02%	556
Arizona	101	$16,238,029.55	3.00%	8.481%	341	74.90%	621
California	71	$15,786,862.05	2.92%	8.362%	340	66.54%	638
Colorado	28	$4,023,820.80	0.74%	8.822%	315	78.36%	620
Connecticut	71	$11,352,129.35	2.10%	8.928%	343	72.08%	605
Delaware	41	$5,282,432.16	0.98%	8.989%	294	68.48%	613
Florida	390	$57,632,238.45	10.65%	8.753%	341	73.90%	613
Georgia	109	$11,980,196.03	2.21%	9.992%	318	77.68%	598
Illinois	167	$28,296,895.47	5.23%	9.115%	339	78.10%	618
Indiana	9	$851,054.88	0.16%	11.053%	315	74.71%	620
Kansas	1	$59,412.98	0.01%	7.590%	358	51.29%	607
Kentucky	6	$667,245.13	0.12%	8.692%	358	82.99%	623
Louisiana	22	$2,825,189.61	0.52%	9.207%	329	77.80%	627
Maine	14	$1,818,599.92	0.34%	9.130%	359	72.11%	625
Maryland	166	$24,510,781.37	4.53%	9.083%	329	72.01%	613
Massachusetts	63	$11,122,811.30	2.06%	9.002%	341	72.17%	622
Michigan	76	$7,069,114.43	1.31%	9.567%	328	78.65%	617
Minnesota	22	$2,376,326.51	0.44%	9.807%	334	79.19%	632
Missouri	49	$5,107,932.29	0.94%	9.536%	301	80.50%	603
Montana	1	$78,284.20	0.01%	9.190%	359	90.00%	623
Nebraska	1	$67,356.27	0.01%	10.740%	250	90.00%	544
Nevada	41	$6,823,679.61	1.26%	8.518%	334	72.00%	627
New Hampshire	43	$7,479,041.23	1.38%	8.875%	323	74.17%	612
New Jersey	152	$26,847,772.76	4.96%	9.567%	339	73.81%	597
New Mexico	5	$521,747.59	0.10%	10.539%	323	81.76%	564
New York	647	$170,496,175.85	31.52%	8.136%	352	73.56%	624
North Carolina	133	$15,061,870.85	2.78%	9.743%	317	79.71%	610
Ohio	113	$11,132,645.28	2.06%	9.189%	327	81.37%	617
Oklahoma	18	$1,658,408.10	0.31%	8.962%	331	84.50%	629
Oregon	33	$4,247,155.47	0.79%	8.058%	334	67.35%	637
Pennsylvania	272	$29,515,767.68	5.46%	9.067%	337	74.52%	605
Rhode Island	28	$4,446,480.42	0.82%	8.919%	349	69.67%	625
South Carolina	79	$7,289,853.18	1.35%	9.832%	289	76.41%	614
Tennessee	12	$986,784.58	0.18%	8.643%	278	76.50%	636
Texas	57	$6,077,371.95	1.12%	9.462%	307	77.62%	596
Utah	2	$407,464.71	0.08%	8.611%	359	81.77%	635
Vermont	3	$463,898.25	0.09%	11.144%	359	86.38%	541
Virginia	147	$18,460,155.18	3.41%	9.050%	327	70.82%	605
Washington	63	$10,346,338.27	1.91%	8.619%	331	76.47%	628
Wisconsin	97	$10,140,708.17	1.87%	9.465%	320	83.94%	629
Wyoming	4	$331,505.66	0.06%	8.611%	319	76.83%	605
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	975	$128,098,337.27	23.68%	9.487%	328	74.77%	605
Prepay Penalty: 12 months	672	$172,352,340.38	31.86%	8.179%	352	74.03%	621
Prepay Penalty: 18 months	1	$156,750.00	0.03%	9.040%	360	95.00%	645
Prepay Penalty: 24 months	18	$3,339,609.46	0.62%	8.880%	340	75.56%	603
Prepay Penalty: 30 months	34	$4,644,060.67	0.86%	9.882%	335	82.94%	601
Prepay Penalty: 36 months	1,669	$232,333,587.40	42.95%	8.815%	334	74.31%	621
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Less than 500	129	$17,094,527.73	3.16%	10.075%	353	63.20%	486
500-524	222	$29,269,211.53	5.41%	10.211%	344	68.63%	511
525-549	266	$38,431,724.79	7.10%	9.653%	348	69.99%	537
550-574	407	$60,092,706.74	11.11%	9.387%	344	73.33%	561
575-599	422	$67,315,316.47	12.44%	9.018%	343	74.13%	587
600-624	517	$93,067,222.45	17.21%	8.661%	341	77.13%	612
625-649	483	$84,025,082.13	15.53%	8.461%	337	78.55%	637
650-674	337	$57,944,825.13	10.71%	8.292%	335	76.98%	661
675-699	205	$32,044,387.36	5.92%	8.000%	327	73.06%	688
700+	372	$60,976,286.04	11.27%	7.809%	320	73.10%	744
None	9	$663,394.81	0.12%	10.042%	360	60.93%	N/A
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,001	$514,797,898.65	95.17%	8.709%	340	74.30%	616
Second Lien	368	$26,126,786.53	4.83%	10.210%	298	76.81%	631
Total	3,369	$540,924,685.18	100.00%	8.781%	338	74.42%	617

Contact List

North American ABS - Home Equity			Syndicate/Sales Desk
Origination:	Brian Bernard	834-5139	Andy Cherna	834-4154
	Tom Roh	834-5936	Randall Outlaw	834-4154
	Vikas Garg	834-9593	Melissa Traylor	834-4154
	Haroon Jawadi	834-5308	Lizmary Rodriguez	834-4154
	Shilla Kim-Parker	834-5006

Asset-Backed Trading
Home Equity Trading:	Robert Miller	834-2428	Peter Basso	834-3720
	Raj Kothari	834-3339	Maria Lopes	834-3720
	Kevin Lynn	834-2394	Vikas Sarna	834-3720
	Osmin Rivera	834-2151	Nick Sykes	834-3720

Please Direct All Questions to the Syndicate Desk (x4-4154) Andy Cherna Randall Outlaw Melissa Traylor